UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

In connection with the private placement of up to 100,000,000 shares of our Common Stock, par value $0.001 (“Shares”) to selected accredited investors for an aggregate amount of $4,000,000, or $0.04 per share of Common Stock (“Share”) (the “Offering”), on August 16, 2016, we executed and accepted a subscription agreement (“Subscription Agreement”) from Esenjay Investments LLC (“Esenjay”), our controlling shareholder and our primary credit line holder. Pursuant to the Subscription Agreement, Esenjay purchased an aggregate of 10,000,000 Shares in exchange for the settlement of debt owed to Esenjay by our wholly-owned subsidiary, Flux Power, Inc., in the amount of $400,000 (“Outstanding Debt”). As a result, Esenjay owns approximately 66% of our issued and outstanding Common Stock

Michael Johnson, our director, is the sole director and beneficial owner of Esenjay. As further described in our Form 10-K for the fiscal year ended June 30, 2015, Esenjay is our primary credit line holder.

The foregoing description of the terms of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed hereto as Exhibit 10.1

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this report, on August 16, 2016, Esenjay purchased an aggregate of 10,000,000 Shares in exchange for the settlement of the Outstanding Debt. Additionally, in connection with the Offering, on August 15, 2016, we completed the sale of an aggregate of 11,250,000 Shares, at $0.04 per share, for an aggregate cash purchase price of $450,000 to three (3) accredited investors.

The Shares offered and sold in the Offering have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Shares were offered and sold to the accredited investors in reliance upon exemptions from registration pursuant to in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

Item 8.01 Other Events.

The information relating to the Offering under Items 1.01 and 3.02 is being provided pursuant to Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Description

10.1	Subscription Agreement

__________________

*filed herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc., A Nevada Corporation

Dated: August 18, 2016	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer and Interim Chief Financial Officer